                                                                      EXHIBIT 21

                              List of Subsidiaries
                                       of
                             POGO PRODUCING COMPANY

                                                Jurisdiction of
     Name                                         Incorporation
     ------------------                       ----------------------
1.   Pogo Gulf Coast, Ltd.                    Texas Limited Partnership
     (The Company is the general
     partner and a 40% limited partner)

2.   Pogo Hungary Oil and Gas Kft             Republic of Hungary

3.   Pogo Offshore Pipeline Co.               Delaware

4.   Sampack Inc.                             Delaware

5.   Tantawan Services, LLC                   Delaware
     (Directly owned by Thailand
     Finance Company (51%) and
     Sampack Inc. (49%), with Thailand
     Finance Company as the managing
     member.)

6.   Thailand Finance Company                 Delaware

7.   Thiapo Limited                           Kingdom of Thailand

8.   Van Apeldoorn Energy                     The Netherlands
     Company B.V.